EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1996, except as to paragraphs five and six of Note 12, which are as of February 21, 1996, appearing on page 37 of Conrail Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania  19103


June 20, 1996







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